UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of March 31, 2005, Harry W. Short retired as Executive Vice President and Controller of Northern Trust Corporation (the “Registrant”) and The Northern Trust Company, the Registrant’s principal banking subsidiary (the “Bank”).

Aileen B. Blake, Executive Vice President and Controller-Designate since November 8, 2004, has been appointed Executive Vice President and Controller of the Registrant and the Bank, effective as of March 31, 2005 upon the retirement of Mr. Short as Executive Vice President and Controller. Ms. Blake also will serve as the Registrant’s principal accounting officer. Prior to joining the Registrant, Ms. Blake, age 37, was Vice President of Financial Planning and Analysis at PepsiCo Beverages and Foods (formerly, The Quaker Oats Company) since April 2003, and held various financial positions in auditing and financial planning at The Quaker Oats Company and PepsiCo Beverages and Foods from 1993 to 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Date: April 1, 2005	By:	/s/ Steven L. Fradkin
Steven L. Fradkin
Executive Vice President
and Chief Financial Officer